UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

April 14, 2020

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	Nasdaq Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition.

On April 17, 2020, electroCore, Inc. (the “Company”) issued a press release providing a business update, including select preliminary unaudited financial and revenue guidance for the first quarter of 2020. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 2.02 and in the press release attached as Exhibits 99.1, to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 14, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with certain accredited investors named in the Agreement (collectively, the “Purchasers”) pursuant to which the Company agreed to sell an aggregate of 2,058,822 shares of the Company’s common stock, par value $0.001 per share, to the Purchasers at a purchase price (the “Purchase Price”) of $0.85 per share (the “Private Placement”) for aggregate proceeds to the Company of approximately $1.75 million. The Purchase Price was at a premium to the official closing price of $0.8151 per share of common stock on April 14, 2020 as reported by the Nasdaq Global Select Market. Each of the Purchasers was an affiliate and/or existing shareholder of the Company, including select members of the Company’s board of directors. The Agreement contained customary representations, warranties and covenants of the Company and the Purchasers, and the closing of the Private Placement is subject to customary closing conditions. In addition, the Purchasers were granted registration rights as further described in the Agreement.

The representations, warranties, and covenants in the Agreement were made solely for purposes of the Agreement and as of a specific date, are solely for the benefit of the parties to the Agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders generally. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Agreement is merely a summary and is qualified in its entirety by reference to the form of Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Securities Purchase Agreement, dated April 14, 2020, by and among the Company and several purchasers.

99.1	Press Release dated April 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

April 20, 2020	/s/ Brian Posner
Brian Posner
Chief Financial Officer